Exhibit 99.4
If nominated to be appointed to the board of directors of the Company upon consummation of the merger with Pinnacle, do you agree to serve?
☑     Yes                    ☐     No

By:	/s/ Susan C. Schnabel
Susan C. Schnabel

Date: January 4, 2008